UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

Aileron Therapeutics, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

285 Summer Street, Unit 101 Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 995-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2022, Aileron Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Separation and Release of Claims Agreement with Vojislav Vukovic, M.D., Ph.D. (the “Separation Agreement”), which provides for Dr. Vukovic’s separation of employment as Senior Vice President, Chief Medical Officer of the Company, effective July 8, 2022 (the “Separation Date”). Dr. Vukovic’s separation from the Company was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Under the Separation Agreement, the Company has agreed to provide Dr. Vukovic with (i) nine (9) months of semi-monthly salary continuation payments, payable in equal installments in accordance with the Company’s regular payroll practices, in an aggregate amount equal to nine (9) months of Dr. Vukovic’s base salary as of the Separation Date, subject to applicable taxes and withholdings, and (ii) payment on Dr. Vukovic’s behalf of the monthly premiums for group medical insurance coverage under COBRA until the earlier of the date that is nine (9) months after the Separation Date and the date on which Dr. Vukovic becomes eligible to receive the same or substantially similar group health insurance coverage through another employer; provided, that Dr. Vukovic does not revoke the Separation Agreement in writing during the seven (7) day period after the Separation Date. The Separation Agreement also contains a release of claims by Dr. Vukovic, subject to customary exceptions, and covenants not to solicit or disparage and to cooperate with the Company.

The foregoing summary of the principal terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aileron Therapeutics, Inc.

Date: July 8, 2022	By:	/s/ Manuel Aivado
Manuel Aivado, M.D., Ph.D.
President and Chief Executive Officer